Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on in this Post-Effective Amendment No. 2 to the Registration Statement on Form F-3, of our report dated March 21, 2024, relating to the financial statements of ParaZero Technologies Ltd., appearing in the Annual Report on Form 20-F of ParaZero Technologies Ltd. for the year ended December 31, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

September 3, 2024